Exhibit 10.3

TRAEGER, INC. 2021 INCENTIVE AWARD PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
Traeger, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the performance-based Restricted Stock Units (the “PSUs”) described in this Performance-Based Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Traeger, Inc. 2021 Incentive Award Plan (as amended from time to time, the “Plan”) and the Performance-Based Restricted Stock Unit Agreement attached hereto as Exhibit A, the Vesting Schedule attached as Exhibit B and the Release attached as Exhibit C (collectively, the “Agreement”). Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[_________]
Grant Date:	[_________], 2025
Number of Target PSUs:	[100% of total target PSU Award][1]
Expiration Date:	December 31, 2027
Vesting Schedule:	The PSUs shall become earned and vest as described in Article II of the Agreement and Exhibit B

By accepting (whether in writing, electronically or otherwise) the PSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

TRAEGER, INC.	PARTICIPANT
By:
Name:	[_________]
Title:

1 Note to Draft: Number of Target PSUs will be determined by dividing the applicable dollar-denominated value by an averaging price that is TBD.

Exhibit A
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
WHEREAS, the Company has granted the PSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”); and
WHEREAS, in connection therewith, the parties desire to enter into this Performance-Based Restricted Stock Unit Agreement (this “Agreement”).
NOW, THEREFORE, the Company and Participant hereby agree as follows:
Article I.
GENERAL
1.1Award of PSUs and Dividend Equivalents.
(a)Each PSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the PSUs have vested.
(b)The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. Any Dividend Equivalents granted in connection with the PSUs issued hereunder, and any amounts that may become distributable in respect thereof, shall be treated separately from such PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A.
1.2Incorporation of Terms of Plan. The PSUs and Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.
1.3Unsecured Promise. The PSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
1.4Definitions. Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or in the Plan. In addition, the following defined terms shall apply:
(a)“Assumed” means that an Assumption occurs with respect to the Award in connection with a Change in Control.
(b)“Cause” means the occurrence of any one or more of the following events:
(i) Participant’s willful misconduct or gross negligence in the performance of Participant’s duties, in either case, which causes the Company or any of its subsidiaries material harm;

(ii)Participant’s repeated willful failure to follow the lawful directives of the Board that are not inconsistent with Participant’s position (other than as a result of death or physical or mental incapacity), in either case, which causes the Company or any of its subsidiaries material harm;
(iii)Participant’s conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude if it impacts the reputation or goodwill of the Company or any of its subsidiaries;
(iv)Participant’s performance of any material act of theft, embezzlement, fraud, dishonesty or misappropriation of the property of the Company or any of its subsidiaries;
(v)Participant’s use of illegal drugs, or Participant’s abuse of alcohol that materially impairs Participant’s ability to perform Participant’s duties contemplated hereunder; or
(vi)Participant’s breach of any obligation under Participant’s Restrictive Covenant Agreement or any other written agreement with the Company or any of its subsidiaries or under any applicable policy of the Company or any of its subsidiaries that has been provided to or made available to Participant (including any code of conduct or harassment policies) which could cause the Company material harm.
(c)“Disability” means a permanent and total disability under Code Section 22(e)(3).
(d)“Good Reason” means the occurrence of any one or more of the following events without Participant’s prior written consent, unless the Company or its subsidiary fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
(i)a change in Participant’s position with the Company or its subsidiary which materially diminishes Participant’s duties, responsibilities or authority;
(ii)a material diminution of (x) Participant’s annual base salary rate in effect immediately prior to the Participant’s termination of Service, disregarding any reduction which gives rise to Good Reason or (y) target cash performance bonus, if any, for the year in which the termination of Service occurs; or
(iii)a relocation of Participant’s principal place of employment by more than 20 miles.
(e)Notwithstanding the foregoing, Participant will not be deemed to have resigned for Good Reason unless (A) Participant provides the Company or its subsidiary with written notice setting forth in reasonable detail the facts and circumstances claimed by Participant to constitute Good Reason within 90 days after the date of the occurrence of any event that Participant knows or should reasonably have known to constitute Good Reason, (B) the Company or its subsidiary fails to cure such acts or omissions within 30 days following its receipt of such notice, and (C) the effective date of Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.

(f)“Qualifying Retirement” means Participant’s Retirement occurring on or after the earlier of (i) the nine-month anniversary of the Grant Date, and (ii) the date of the first Change in Control to occur following the Grant Date.
(g)“Qualifying Termination” means a termination of Participant’s Service by the Company without Cause or by Participant for Good Reason.
(h)“Restrictive Covenant Agreement” means that certain Non-Competition, Confidentiality, Non-Solicitation Agreement and Assignment of Invention Agreement by and between the Company or its subsidiaries and Participant, or any other written agreement between Participant and the Company or its subsidiaries that contains restrictive covenants (e.g., confidentiality, invention assignment, non-solicitation, non-disparagement) as in effect on or following the Grant Date.
(i)“Retirement” means a termination of Service due to retirement (as determined by the Company in its sole discretion) if such termination of Service occurs on or after the date when (i) Participant’s age equals or exceeds 55, and (ii) the sum of Participant’s age and years of service with the Company equals or exceeds 70 (in each case measured in years, rounded down to the nearest whole number).
(j)“Service” means Participant’s employment with the Company.
Article II.
VESTING; FORFEITURE; SETTLEMENT
2.1Earned PSUs; General Vesting and Forfeiture. The PSUs will be earned and will vest as set forth on Exhibit B attached hereto. Any PSUs that have not become Earned PSUs (and any corresponding Dividend Equivalents and any Dividend Equivalent Account balance) as of the Expiration Date will be forfeited and terminated as of the Expiration Date without consideration therefor. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest upon the vesting of the PSUs with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.2Change in Control. If (i) a Change in Control occurs on or prior to the Vesting Date and (ii) Participant remains in continued Service until at least immediately prior to such Change in Control or previously experienced a termination of Service due to Participant’s Disability, Qualifying Termination or Qualifying Retirement, then, effective as of the date of such Change in Control:
(a)the number of PSUs that have become (i.e., prior to such Change in Control) or that become (i.e., in connection with such Change in Control) Earned PSUs (the “Earned CIC PSUs”) shall be determined in accordance with Exhibit B; and
(b)(x) to the extent the Award is Assumed in connection with such Change in Control, any such Earned CIC PSUs will convert into a time-vesting award that, following such Change in Control, will remain outstanding and eligible to vest on the Vesting Date (as defined in Exhibit B), subject to Participant’s continued Service through the Vesting Date (or as otherwise set forth in Section 2.3); or (y) the extent the Award is not Assumed in connection with such Change in Control and/or Participant experienced a termination of Service due to Participant’s Disability, Qualifying Termination or Qualifying Retirement, in any case, prior to such Change in Control, 100% of any such Earned CIC PSUs will vest as of immediately prior to such Change in Control.
2.3Termination of Service.

(a)Qualifying Termination.     If Participant experiences a Qualifying Termination, then (i) any PSUs that are Earned PSUs as of such Qualifying Termination will vest as of such termination date, and (ii) any PSUs that are not Earned PSUs as of such Qualifying Termination shall remain outstanding and eligible to become Earned PSUs in accordance with Exhibit B, provided, that, the number of PSUs that shall become Earned PSUs in accordance with this sub-clause (ii) shall be equal to the number of Earned PSUs determined in accordance with Exhibit B, multiplied by a fraction, (x) the numerator of which is the number of days Participant was in Service from the first day of the Performance Period through (and including) the date of Participant’s termination of Service and (y) the denominator of which is the number of days from (and including) the first day of the Performance Period through (and including) the Expiration Date. Any PSUs that become Earned PSUs in accordance with subclause (ii) shall vest as of the Expiration Date (subject to Section 2.2(b)(y)).
(b)Termination due to Disability or Qualifying Retirement. If Participant experiences a termination of Service due to Disability or upon Participant’s Qualifying Retirement, then (i) any PSUs that are Earned PSUs as of such termination of Service will vest as of such termination date, and (ii) any PSUs that are not Earned PSUs as of such termination of Service shall remain outstanding and eligible to become Earned PSUs in accordance with Exhibit B. Any PSUs that become Earned PSUs in accordance with subclause (ii) shall vest as of the Expiration Date (subject to Section 2.2(b)(y)).
(c)Termination due to Death. If Participant experiences a termination of Service due to death, then (i) any PSUs that are Earned PSUs as of such termination of Service will vest as of such termination date, and (ii) if Participant’s termination of Service occurs during the Performance Period, then a number of PSUs equal to the number of Target PSUs will vest as of such termination date (and the remaining PSUs will be forfeited without consideration therefor).
(d)The treatment set forth in Sections 2.3(a)-(c) is subject to and conditioned upon Participant’s (or Participant’s estate’s) timely execution, delivery and non-revocation of a general release of claims in the form attached hereto as Exhibit C (the “Release”) and continued compliance with the Restrictive Covenants (as defined below) through the effective date of the Release. The Release shall be delivered to Participant (or Participant’s estate’s) within five business days following the termination date, and Participant shall have 21 days thereafter (or 45 days, if necessary to comply with Applicable Law) to execute and deliver the Release to the Company. The Company may update the Release attached hereto to the extent necessary to reflect changes in law.
(e)If Participant experiences a termination of Service for any reason other than those set forth in Sections 2.3(a)-(c) (including, for clarity, upon Participant’s Retirement prior to the nine-month anniversary of the Grant Date), all PSUs (including any Earned PSUs) that have not become vested on or prior to the date of such termination of Service automatically will be forfeited and terminated as of the termination date without consideration therefor.
2.4Forfeiture.
(a)Upon Participant’s material breach of any of the Restrictive Covenants, any PSUs (including, for clarity, any converted time-vesting award) underlying the Award that remain outstanding as of the date of such breach (if any) automatically will be forfeited and terminated as of the date that such breach is determined by the Administrator in its good faith discretion.

(b)Dividend Equivalents (including any Dividend Equivalent Account balance) will be forfeited upon the forfeiture of the PSUs (including, for clarity, any converted time-vesting award) with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
2.5Settlement.
(a)The PSUs (including, for clarity, any converted time-vesting award) will be paid in Shares, and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash or Shares, within 74 days after the vesting date of the applicable PSU, but in no event later than March 15 of the calendar year after the Expiration Date.
(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(c)If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
Article III.
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of PSUs and Dividend Equivalents (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Tax Withholding.
(a)Payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by Participant or the Administrator:
(i)Cash or check;
(ii)In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery; or
(iii)In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(b)Unless Participant or the Administrator otherwise determines, and subject to Section 10.17 of the Plan, payment of the withholding tax obligations with respect to the Award shall be by delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator; or
(c)Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, up to the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (i) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (ii) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.
(d)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs and the Dividend Equivalents, regardless of any action the Company or any affiliate takes with respect to any tax withholding obligations that arise in connection with the PSUs or Dividend Equivalents. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and its affiliates do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.
Article IV.
OTHER PROVISIONS
4.1Adjustments. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. In addition, the Relative TSR performance metrics (as defined in Exhibit B) are based upon, among other things, (i) certain assumptions about the future business of the Company, (ii) a management model prepared by the Company for the projected business of the Company and its Affiliates and (iii) the continued application of accounting policies used by the Company as of the Grant Date. Accordingly, in the event that, after such date, the Administrator determines that (i) any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), (ii) any unusual or nonrecurring transactions or events (including the occurrence of a regulatory event) affecting the Company or the financial statements of the Company, (iii) any changes in Applicable Laws, or (iv) any changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occur, such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award, then the Administrator shall in good faith and in such manner as it may deem equitable, adjust the applicable Relative TSR goal and/or Earned Percentage with respect to Relative TSR performance, in any case, to reflect the effect or projected effect of such transaction(s) or event(s) on such performance levels.
4.2Clawback. Notwithstanding Section 10.13 of the Plan, the Award, the Shares subject to the PSUs and the Dividend Equivalents issuable hereunder shall be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, as well as any other clawback or recoupment policy in effect on the Grant Date or that may be adopted or maintained by the Company following the Grant Date.
4.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office or the General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the PSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants (the “Restrictive Covenants”) contained in the Restrictive Covenant Agreement are incorporated herein by reference.
4.9Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the

Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the PSUs or Dividend Equivalents without the prior written consent of Participant.
4.10Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.11Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the PSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
4.12Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.13Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
* * * * *

Exhibit B
EARNED PSUS; VESTING SCHEDULE
The number of PSUs that become earned as of the completion of the Performance Period (such PSUs, the “Earned PSUs”) shall be determined by multiplying the number of Target PSUs by the applicable Earned Percentage, as determined in accordance with the below table:

	Relative TSR (Percentile )	Earned Percentage
Below Threshold	< 25th	0%
Threshold	25th	50%
Target	55th	100%
Maximum	≥ 75th	150%

If the Company’s Relative TSR falls between any two levels in the table above (other than between “Below Threshold” and “Threshold”), the Earned Percentage shall be determined using straight line linear interpolation between the applicable levels. In addition, and notwithstanding the foregoing, if the Company’s TSR for the Performance Period is negative (i.e., less than zero), the Earned Percentage shall be no greater than 100%.
Any Earned PSUs shall vest as set forth below and in Article II of the Agreement.
Earned PSUs (Change in Control)

4.14If a Change in Control occurs during the Performance Period, then the number of PSUs that become Earned PSUs shall be determined in accordance with the above, based on the Company’s actual Relative TSR and the Company’s actual TSR attained during the Performance Period.
Notwithstanding anything to the contrary contained in Section 8.3 of the Plan, any PSUs that have not become Earned PSUs as of (or in connection with) the Change in Control automatically will be forfeited and terminated as of immediately prior to such Change in Control without consideration therefor.
General Vesting of Earned PSUs
Except as otherwise provided in Article II of the Agreement, with respect to any PSUs that become Earned PSUs, such Earned PSUs shall vest as to 100% of the Earned PSUs on the third anniversary of the Grant Date (the “Vesting Date”), subject to Participant’s continued Service through the Vesting Date.
In no event may more than 150% of the Target PSUs vest pursuant to this Award.
Certain Definitions
“Aggregate Dividend” means, with respect to the Company and any Peer Group Company, the aggregate per share dividends that have an ex-dividend date during the Performance Period.
“Beginning Price” means, with respect to the Company and any Peer Group Company, the Share Value as of the day immediately prior to the first day of the Performance Period.

“Ending Price” means, with respect to the Company and any Peer Group Company, the Share Value as of the last day of the Performance Period.
“Index” means the Russell 2000 Index.
“Peer Group Companies” means those companies that comprise the Index as of the first day of the Performance Period (the “Peer Group”); provided, however, that if a Peer Group Company is acquired, enters a merger and is not the surviving entity, or otherwise ceases to have a class of equity securities that is both registered under the Exchange Act and actively traded on a U.S. public securities market at any point during the Performance Period, such Peer Group Company will be removed from the Peer Group. Notwithstanding the foregoing, any Peer Group Companies that experience bankruptcy or become insolvent during the Performance Period will remain a part of the Peer Group and be counted as –100% for purposes of the Relative TSR determination.
“Performance Period” means the period beginning on (and including) January 1, 2025 and ending on the earlier of (and including) December 31, 2027 and the date of a consummation of a Change in Control.
“Relative TSR” means, with respect to the Performance Period, the Company’s TSR, expressed as a percentile ranking relative to the TSRs of each of the Peer Group Companies.
“Share Value,” as of any given date, means the 20 consecutive trading-day trailing average market closing price ending on and including such date; provided, however, that if the Performance Period ends upon the consummation of a Change in Control, Share Value with respect to the Company shall mean the price per Share (or, in connection with a sale or other disposition of all or substantially all of the Company’s assets, the implied price per Share, as determined by the Administrator) paid by the acquiror in connection with the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliate, then, unless otherwise determined by the Administrator, Share Value shall mean the value of the consideration paid per Share based on the average of the closing trading prices of a share of such acquiror stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such additional consideration shall be determined by the Administrator.
“TSR” means, with respect to the Company and any Peer Group Company, the quotient (expressed as a percentage carried to two decimal points) obtained by dividing (i) the sum of (A) the difference obtained by subtracting the Beginning Price from the Ending Price plus (B) the Aggregate Dividend (assuming reinvestment in the applicable company common stock of all dividends comprising the Aggregate Dividend as of the ex-dividend date) by (ii) the Beginning Price.

B-2

Exhibit C
GENERAL RELEASE
1.Release. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Traeger, Inc., a Delaware corporation (“Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, directors, officers and employees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or service, or termination of employment or service, of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.
2.Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under the performance-based restricted stock unit award agreement between the undersigned and the Company (to which this Release is attached) or as a holder of any securities of the Company, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company, under any directors’ and officers’ liability insurance policy or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.
3.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and
C-1

use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
4.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
5.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent it challenges the effectiveness of this Release with respect to a claim under the ADEA.
6.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
7.[OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:
(i)the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
(ii)the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
(iii)the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
(iv)the Company advises the undersigned to consult with an attorney prior to executing this Release;
C-2

(v)the undersigned has been given at least [21]2 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and
(vi)the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before 11:59 p.m. Mountain time on the seventh day after this Release is executed by the undersigned.]3
8.Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.
9.Governing Law. This Release is deemed made and entered into in the State of Utah, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Utah, to the extent not preempted by federal law.
IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

        [______]

2 Note to Draft: Use 45 days in a group termination, and include information regarding terminated positions.
3 Note to Draft: Include as applicable.
C-3